UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008 (August 13, 2008)

SCI ENGINEERED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other events.

On August 13, 2008 SCI Engineered Materials, Inc. was notified it had been awarded a two-year contract by the U.S. Department of Energy (“DOE”) for Phase II of a Small Business Innovation Research (“SBIR”) project titled “Flux Pinning Additions to Increase Jc Performance in BSCCO-2112 Round Wire for Very High Field Magnets.” The proposal included a funding request for approximately $750,000. The final amount of the award is subject to the completion of financial negotiations with the DOE.

High Jc performance in BSCCO-2212 is currently the only superconducting material that has been successfully manufactured in round wire form that works successfully in high magnetic fields over 25Tesla.

The company previously received a $97,900 DOE Financial Assistance Award for a Phase I SBIR that demonstrated that Jc performance can be increased with the addition of certain additives. The Phase I SBIR was successfully completed in the first half of 2008 which led to the Phase II application to conduct additional research.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: August 18, 2008	By	/s/ Daniel Rooney
Daniel Rooney President and Chief Executive Officer